UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2010

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction f incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of Catalyst Health Solutions, Inc. (the “Company”) was held on June 1, 2010. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting, which describe in detail each of the three proposals submitted to shareholders at the meeting. The final results for the votes regarding each proposal are set forth below.

Proposal 1: Election of Directors

The two nominees for the Board of Directors were elected to the class of directors with a term expiring at the annual meeting of shareholders in 2013 and until their successors are elected and qualified. The tabulation of votes is set forth below:

Nominee	For	Withheld	Abstentions and Broker Non-Votes
William E. Brock	22,726,467	12,814,832	1,755,824
Edward S. Civera	22,803,703	12,737,596	1,755,824

Proposal 2: Approval of the Amendment and Restatement of the Company’s 2006 Stock Incentive Plan

The amendment and restatement of the Company’s 2006 Stock Incentive Plan, among other modifications, increased the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares and was approved as set forth below:

For	Against	Abstentions and Broker Non-Votes
31,562,086	3,963,580	1,771,457

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified as set forth below:

For	Against	Abstentions and Broker Non-Votes
36,196,479	1,098,668	1,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: June 4, 2010	By:	/s/ David T. Blair
David T. Blair
Chief Executive Officer and Director